UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Marshall Edwards, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 2, 2012, Marshall Edwards, Inc. (the “Company”) changed its name to MEI Pharma, Inc. The name change was effected through a short-form merger pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger. Under the DGCL, the merger did not require stockholder approval and had the effect of amending the Company’s certificate of incorporation to reflect the new legal name of the Company. The Company also amended its bylaws, effective as of the same date, to reflect the name change.

The merger and resulting name change do not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation or bylaws. On July 2, 2012, the Company’s common stock, par value $0.00000002 per share, which trades on the NASDAQ Capital Market, ceased trading under the ticker symbol “MSHL” and commenced trading under the ticker symbol “MEIP.”

A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Delaware Secretary of State on June 28, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the bylaws of the Company, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

On June 28, 2012, the Company issued a press release announcing the transaction described above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
3.1	Certificate of Ownership and Merger filed with the Delaware Secretary of State on June 28, 2012.
3.2	Amended and Restated By-Laws of MEI Pharma, Inc.
99.1	Press release, dated June 28, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold President and Chief Executive Officer

Dated: July 2, 2012